Prospectus Supplement (to prospectus dated July 9, 2025)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-288346

IM CANNABIS CORP.

655,000 Common Shares

We are offering to certain accredited investors in a registered direct offering 655,000 common shares, no par value per share, or Common Shares. The Common Shares will be sold at a negotiated price of US$2.00 pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement dated September 23, 2026 between us and such investors.

The Common Shares are being offered directly to investors without a placement agent or underwriter. We are not paying placement agent fees or underwriting discounts in connection with the offering.

Our Common Shares are listed for trading on the Nasdaq Capital Market, or Nasdaq, under the symbol “IMCC”. The closing price of our Common Shares on September 22, 2026, as reported by Nasdaq, was US$4.14 per share. The Common Shares for purchase in this prospectus supplement are not being offered to residents of Canada.

Unless otherwise noted and other than in our historical financial statements and the notes thereto incorporated by reference herein, the share and per share information in this prospectus supplement reflects the 1-for-30 share consolidation, or the Share Consolidation, of the outstanding Common Shares of the Company. The Share Consolidation became effective on August 27, 2026.

On September 23, 2026, the aggregate market value of our Common Shares held by non-affiliates was approximately US$4,070,056 based on 992,494 Common Shares outstanding, 962,188 Common Shares held by non-affiliates and a per share price of US$4.23 based on the closing sale price of our Common Shares on September 18, 2026. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar months period that ends on and includes the date of this prospectus supplement.

Investing in our Common Shares involves a high degree of risk, including that the trading price of our Common Shares has been subject to volatility and investors in this offering may not be able to sell their Common Shares above the actual offering price or at all. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Aggregate gross proceeds from this offering will be approximately US$1.3 million. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding fees and expenses of this offering.

Delivery of the Common Shares offered hereby is expected to be made on or about September 24, 2026, subject to the satisfaction of certain closing conditions.

Prospectus Supplement dated September 23, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

General Advisory

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date specified in the relevant agreement. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the additional information in the documents to which we have referred you in the sections of this prospectus supplement and in the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement is not offering for sale any securities in Canada. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Interpretation

Unless the context otherwise indicates, all references to “we,” “us,” “our,” the “Company”, “Corporation”, “Group” and “IMC” refer to IM Cannabis Corp. and its consolidated subsidiaries. Our reporting currency is the Canadian dollar.   Unless otherwise expressly stated or the context otherwise requires, references in this prospectus and any prospectus supplement to: (i) “dollars” or “CAD” or “$” are to Canadian dollars; and (ii) “USD” or “US$” are to U.S. dollars.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference the prospectus supplement or the accompanying prospectus concerning the Company’s industry and the markets in which it operates or seeks to operate is based on information from third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by third party sources as well as data from the Company’s own internal research, and include assumptions which the Company believes to be reasonable based on management’s knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and the Company has not independently verified any third-party information. While the Company believes that such third-party information to be generally reliable, such information and estimates are inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus supplement, in our most recently filed Annual Report on Form 20-F, or our Annual Report, under “Risk Factors”.

Presentation of Financial Information

The financial statements of the Company incorporated by reference in this prospectus supplement are presented in United States dollars and have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS. Certain calculations included in tables and other figures in this prospectus supplement have been rounded for clarity of presentation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, and other Canadian, Federal and Israeli securities laws. Also, documents that we incorporate by reference into this prospectus supplement, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the documents incorporated by reference herein.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information included under the heading “Risk Factors” in this prospectus supplement beginning on page S-7, the information included under the heading “Risk Factors” in the accompanying prospectus beginning on page 4, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, which is described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Our Company

Overview

We are an international cannabis company operating in Israel and Germany. Our activities in these jurisdictions include sourcing, importation, distribution and sale of medical cannabis products in compliance with applicable regulatory requirements.

Activities in Israel

In Israel, we operate through I.M.C. Holdings Inc. and its consolidated subsidiary Focus Medical Herbs Ltd., which holds an IMCA license permitting the importation and supply of medical cannabis products. Our operations in Israel primarily consist of importing, distributing and selling medical cannabis products to local medical cannabis retail pharmacies, online platform, distribution centers and logistical hubs in accordance with Israeli regulations. We also maintain certain proprietary genetics through third-party cultivation facilities in Israel. We do not currently operate large-scale cultivation facilities in Israel and rely primarily on imported products that meet applicable quality and regulatory standards.

Our Israeli operations include brand management, regulatory compliance, logistics coordination and relationships with pharmacies and prescribing physicians. Revenue in Israel is generated from the sale of medical cannabis products to pharmacies and other authorized distributors.

We operate in the retail segment. We, through IMC Holdings, hold two licensed pharmacies, each selling medical cannabis products to patients: (i) Vironna Pharm, a pharmacy in the Arab consumer segment, and (ii) R.A Yarok Pharm Ltd., or Pharm Yarok, a large pharmacy in the Sharon plain area and a call center handling deliveries for Pharm Yarok in the country.

We also operate home-delivery services and an online retail platform under the name “Pharm Yarok”, which includes a customer service center. On April 9, 2024, Pharm Yarok entered into a strategic distribution agreement with Vessel Brand Inc., a subsidiary of Flora Growth Corp., a global consumer-packaged goods leader and pharmaceutical distributor, headquartered in Carlsbad, CA, pursuant to which certain cannabis accessory products are offered in Israel. We believe that our retail operations support our distribution activities and provide insights into patient purchasing patterns.

Activities in Germany

In Germany, we operate through our German subsidiary, Adjupharm GmbH, which is authorized to import and distribute medical cannabis products under applicable German and European Union regulations. Our German operations focus on sourcing EU-GMP compliant medical cannabis products from approved suppliers and distributing such products to licensed pharmacies throughout Germany.

The German market is regulated by the Federal Institute for Drugs and Medical Devices in Germany, and we import volumes that are subject to regulatory requirements, including compliance with applicable pharmaceutical standards. Revenue in Germany is generated from the sale of imported medical cannabis products to pharmacies and other authorized customers.

Following completion of the pending transactions announced by the Company on August 17, 2026, the Company expects to retain its Israeli medical cannabis operations and the German operations will be sold. For further information, see “—Recent Developments—Proposed Sale of European Operations”.

Our operations in both jurisdictions are subject to evolving regulatory frameworks, including changes in prescribing practices, import authorizations, product specifications and distribution models, which may affect our revenues, margins and operating results.

Recent Developments

Proposed Sale of European Operations

On August 16, 2026, we entered into a definitive share purchase agreement with Slil.com Holding Ltd., or Slil and I.M.C. Holdings Ltd., or IMC Holdings, to sell our entire equity interest in IMC Holdings, which, following a pre-closing reorganization, will hold our European-focused assets. We will retain our Israeli medical cannabis operations. The consideration consists of a previously received CAD$3.0 million advance from Slil and its assumption of certain liabilities not materially exceeding CAD$9.4 million, subject to agreed adjustments. Closing is subject to customary conditions, including completion of the reorganization, receipt of an Israeli tax certificate and required consents and approvals. The agreement may be terminated if closing has not occurred by September 30, 2026.

Proposed Acquisition of Space Defense Innovations

On September 23, 2026, we announced that we had entered into a non-binding letter of intent to acquire a 51% equity interest, on a fully diluted basis, in Space Defense Innovations LLC, or SDI, a Polish company engaged, through its subsidiary, in distributing tactical unmanned aerial systems in Europe. The proposed consideration comprises our common shares and/or pre-funded warrants, together with a seller loan having a 24-month term, 9% annual interest and warrant coverage equal to 100% of its principal. The contemplated terms also include a five-year option to purchase the remaining SDI shares at the same valuation, majority board appointment rights and our provision of a convertible credit facility of up to EUR 2.3 million to SDI at closing. The proposed acquisition remains subject to satisfactory due diligence, execution of definitive agreements, required approvals, assignment of certain key commercial agreements and customary closing conditions. There can be no assurance that we and SDI will enter into definitive agreements, or that the proposed acquisition will be completed.

Corporate Information

We were incorporated on March 7, 1980 as Nirvana Oil & Gas Ltd, under the laws of the Province of British Columbia, Canada, pursuant to the Business Corporations Act (British Columbia), or BCBCA. We changed our name to “Nirvana Industries Ltd.” on October 6, 1986; then to “Consolidated Nirvana Industries Ltd.” on February 22, 1989; then to “Navasota Resources Ltd.” on June 2, 1995; then to “Anglo Aluminum Corp.” on January 25, 2010; then to “Navasota Resources Inc.” on July 12, 2013 and to our current name “IM Cannabis Corp.” on October 4, 2019”. Our common shares are listed for trade on Nasdaq under the symbol “IMCC”. Our Common Shares previously traded on the Canadian CSE, under the symbol “IMCC” from November 5, 2019 until June 2, 2025.

Our head offices are located at Kibutz Glil Yam, Israel and our registered offices are located at 833 Seymour Street, Suite 3606, Vancouver, British Columbia, V6B 0G4, Canada. Our telephone number is +972-544-331-111. Our website address is https://www.imcannabis.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Common Shares offered by us:	655,000 Common Shares.

Offering price per Common Share:	US$2.00 per Common Share.

Common Shares outstanding prior to the offering:	992,494 Common Shares.

Common Shares to be outstanding after this offering:	1,647,494 Common Shares.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately US$1.3 million, after deducting estimated fees and offering expenses payable by us. We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include evaluating potential additional business opportunities. See “Use of Proceeds.”

Risk Factors	An investment in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Shares.

Nasdaq Symbols	Our Common Shares currently trade on Nasdaq under the symbol “IMCC.”

The number of Common Shares to be outstanding immediately after this offering is based on 992,494 Common Shares outstanding as of September 23, 2026, and excludes, as of that date, the following:

●	an aggregate of 941 Common Shares issuable upon the exercise of outstanding options to purchase Common Shares, at exercise prices ranging between US$90 to US$7,200 per Common Share, issued to directors, officers, service providers and employees issued under our stock option plan;

●	an aggregate of 304,198 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares, at exercise prices ranging between CAD$4.63 to CAD$103.50 per Common Share, issued to certain investors pursuant to private placement offerings; and

●	an aggregate of 6,666 Common Shares issuable upon the exercise of outstanding pre-funded warrants to purchase Common Shares, at exercise prices of CAD$0.003 per Common Share.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and those contained in our periodic reports filed with the SEC, including those set forth under the caption “Summary Risk Factors” and “Item 3. Key Information - D. Risk Factors” in our Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to This Offering

Shareholders may experience significant dilution as a result of this offering and potential future offerings.

Purchasers of Common Shares in this offering, as well as our existing shareholders, may experience significant dilution due to the sale and issuance of shares at prices below the price at which they invested. We have previously issued warrants and convertible promissory notes pursuant to which additional Common Shares may be issued upon exercise or conversion, as applicable. If these warrants are exercised in full and these convertible promissory notes are converted in full, the number of our outstanding Common Shares would increase significantly. Accordingly, shareholders will experience significant dilution of their ownership interests. The resale of these additional Common Shares could also further cause the trading price of our Common Shares to decline. The conversion, exercise or resale of these securities, or the perception that such conversion, exercise or resales could occur, could also further cause the market price of Common Shares to decline.

In addition, we may issue additional Common Shares or other equity securities in the future in connection with, among other things, future acquisitions of additional companies or assets, or under our equity incentive plans, in certain cases without shareholder approval. Any such issuance of additional Common Shares or other common share equivalents would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the relative voting strength of each previously outstanding Common Share may be diminished; and

•	the market price of our Common Shares may decline.

Future issuances or sales, or the potential for future issuances or sales, of our Common Shares may cause the trading price of our Common Shares to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of Common Shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our Common Shares to decline and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of our Common Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Common Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Common Shares could decline due to sales, or the announcements of proposed sales, of a large number of Common Shares in the market, including sales of Common Shares issuable upon exercise of outstanding warrants or conversion of outstanding convertible promissory notes, together with all accrued interest thereon, or other sales of Common Shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Common Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of our Common Shares.

In addition, the Company may issue additional securities in the future, which may dilute a shareholder’s holdings, or a holder of a convertible security’s underlying relative interest, in the Company. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with any such further issuance. The directors of the Company have discretion to determine the price and the terms of further issuances, subject to applicable stock exchange policies. Moreover, additional Common Shares will be issued by the Company on the full exercise of stock options, restricted share units and warrants, issued or to be issued by the Company in the future, and the exercise of any resulting convertible securities of such as applicable.

The number of Common Shares that have been or may be registered for resale pursuant to certain existing resale registration statements and certain resale registration statements we are obligated to file is significant in relation to our currently outstanding Common Shares.

We have filed multiple registration statements registering for resale a substantial number of Common Shares, including Common Shares issuable upon the exercise or conversion of outstanding warrants and convertible promissory notes held by L.I.A. Pure Capital Ltd. We are also contractually obligated to file a resale registration statement for the private placements of warrants and convertible promissory notes to L.I.A. Pure Capital Ltd., which we closed on July 1, 2026, August 7, 2026 and September 2, 2026. The aggregate number of shares covered by these registration statements, including shares underlying convertible and exercisable securities, is substantial and could create a significant overhang in the market for our Common Shares.

The sale of all or a substantial portion of these shares in the market within a short period of time could adversely affect the market price of our Common Shares during the period these registration statements remain effective and could also adversely affect our ability to raise equity capital.

An investment in the Common Shares offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Common Shares offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Common Shares are currently listed on The Nasdaq Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Common Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We are subject to the rules of the Nasdaq Capital Market.

Our Common Shares began trading on Nasdaq on March 1, 2021 and we are subject to the rules and regulations of Nasdaq.

In order to maintain compliance with all continued listing requirements, we pay legal, accounting and compliance fees to advisors and regulatory organizations and will have to continue to pay additional fees if our Common Shares remain listed on Nasdaq. Any changes to rules, regulations policies or guidelines issued by Nasdaq or other regulatory authorities may impact our ability to comply, increase the risk of non-compliance and increase fees we pay to maintain or regain such compliance. There is no assurance that we will be able to comply with the applicable Nasdaq continued listing standards within any projected timeframes, or at all, and maintain listing status on Nasdaq.

On April 9, 2026, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq, notifying us that we were not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a period of 180 calendar days until October 6, 2026 to regain compliance with the minimum bid price requirement.  We can regain compliance if at any time during this 180-day period the closing bid price of our Common Shares is at least US$1.00 for a minimum of ten consecutive business days, in which case we will be provided with written confirmation of compliance and the matter will be closed. On August 27, 2026, we completed the Share Consolidation and our Common Shares began trading above US$1.00. On September 23, 2026, we received written notice from Nasdaq, indicating that we have regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).The Nasdaq staff made this determination of compliance after the closing bid price of our Common Shares was $1.00 per share or greater for the 18 consecutive business days from August 27 to September 22, 2026. Accordingly, we have regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq considers the bid price deficiency matter now closed.

Any failure to maintain compliance with applicable continued listing requirements and regulations may result in the delisting of our Common Shares from Nasdaq. Such events may have material adverse effects on our business and financial condition.

USE OF PROCEEDS

The net proceeds to us, after deducting estimated fees and expenses of the offering, will be approximately US$1.3 million. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include evaluating potential additional business opportunities.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. There may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our share price to decline.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per Common Share and the pro forma as adjusted net tangible book value per Common Share immediately after this offering.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of our Common Shares outstanding as of June 30, 2026. Our net tangible book value as of June 30, 2026, was negative US$5.73 million, or negative US$10.55 per Common Share. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this offering and the net tangible book value per share of our Common Shares immediately after this offering.

Our pro forma net tangible book of our Common Shares was approximately negative US$5.10 million, or negative US$9.39 per Ordinary Share, based on 543,422 Common Shares outstanding as of June 30, 2026, after giving effect to: (i) the issuance on July 1, 2026 of a convertible note in the principal amount of US$225,000, convertible into up to 277,228 Common Shares, and accompanying warrants to purchase up to 46,446 Common Shares, for cash proceeds of US$202,500; (ii) the issuance on August 6, 2026 of a convertible note in the principal amount of US$250,000, convertible into up to 383,142 Common Shares, and accompanying warrants to purchase up to 68,418 Common Shares, for cash proceeds of US$225,000; and, (iii) the issuance on September 2, 2026 of a convertible note in the principal amount of US$225,000, convertible into up to 378,553 Common Shares, and accompanying warrants to purchase up to 77,855 Common Shares, for cash proceeds of US$202,500.

After giving effect to (i) the sale of 655,000 Common Shares in this offering at a price of US$2.00 per Common Share, after deducting estimated offering expenses, our pro forma as adjusted net tangible book value as of June 30, 2026, would have been approximately negative US$3.83 million, or approximately negative US$3.20 per Common Share. This represents an immediate increase in net tangible book value of approximately US$7.35 per Common Share to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately US$6.19 per share to purchasers of our Common Shares in this offering, as illustrated by the following table:

Offering price per common share	US$	2.00
Net tangible book value per common share as of June 30, 2026		(10.55)
Pro forma net tangible book value per common share as of June 30, 2026		(9.39)
Increase in net tangible book value per common share attributable to this offering		6.19
Pro forma as adjusted net tangible book value per common share as of June 30, 2026, after giving effect to this offering	US$	(3.20)
Dilution in as adjusted net tangible book value per common share to investors participating in this offering	US$	5.19

The above discussion is based on 543,422 Common Shares outstanding as of June 30, 2026, and excludes the following:

●	an aggregate of 941 Common Shares issuable upon the exercise of outstanding options to purchase Common Shares, at exercise prices ranging between US$90 to US$7,200 per Common Share, issued to directors, officers, service providers and employees issued under our stock option plan;

●	an aggregate of 108,479 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares, at exercise prices ranging between CAD$102.90 to CAD$103.50 per Common Share, issued to certain investors pursuant to private placement offerings; and

●	an aggregate of 6,666 Common Shares issuable upon the exercise of outstanding pre-funded warrants to purchase Common Shares, at exercise prices of CAD$0.003 per Common Share.

To the extent that options and warrants outstanding as of June 30, 2026, have been or may be exercised or converted or we issue other shares, investors may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2026:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance on July 1, 2026 of a convertible note in the principal amount of US$225,000, convertible into up to 277,228 Common Shares, and accompanying warrants to purchase up to 49,446 Common Shares, for cash proceeds of US$202,500; (ii) the issuance on August 7, 2026 of a convertible note in the principal amount of US$250,000, convertible into up to 383,142 Common Shares, and accompanying warrants to purchase up to 68,418 Common Shares, for cash proceeds of US$225,000; and, (iii) the issuance on September 2, 2026 of a convertible note in the principal amount of US$225,000, convertible into up to 378,553 Common Shares, and accompanying warrants to purchase up to 77,855 Common Shares, for cash proceeds of US$202,500; and

●	on a pro forma as adjusted pro forma basis to give effect to (i) the sale of 655,000 Common Shares in this offering at a price of US$2.00 per Common Share, and after deducting estimated offering expenses.

You should read this table in conjunction with our Interim Consolidated Financial Statements as of and for the six months ended June 30, 2026 and “Management's Discussion and Analysis for the six months ended June 30, 2026” attached as Exhibits 99.2 and 99.3, respectively, to our Report of Foreign Private Issuer on Form 6-K, furnished with the SEC on August 13, 2026 and incorporated by reference int this prospectus supplement.

	As of June 30, 2026
Canadian dollars in CAD$ thousands	Actual	Pro forma	pro forma as adjusted
Cash	$1,617	$2,247	$3,522
Total debt	$30,321	$31,021	$31,021
Shareholders’ deficit:
Share capital and share premium	274,847	274,847	276,122
Capital reserve from translation differences of foreign operations	(3,345)	(3,345)	(3,345)
Amount received on account of financial instruments and other	2,062	2,062	2,062
Capital reserve from share-based payment transactions	475	475	475
Capital reserve from transaction with non-controlling interests	(2,872)	(2,872)	(2,872)
Capital reserve from transaction with controlling shareholder	33	33	33
Accumulated deficit	(276,739)	(276,809)	(276,809)
Non-controlling interest	(90)	(90)	(90)
Total deficit	(5,629)	(5,699)	(4,424)
Total capitalization	24,692	25,322	26,597

The above discussion is based on 543,422 Common Shares outstanding as of June 30, 2026, and excludes the following:

●	an aggregate of 941 Common Shares issuable upon the exercise of outstanding options to purchase Common Shares, at exercise prices ranging between US$90 to US$7,200 per Common Share, issued to directors, officers, service providers and employees issued under our stock option plan;

●	an aggregate of 108,479 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares, at exercise prices ranging between CAD$102.90 to CAD$103.50 per Common Share, issued to certain investors pursuant to private placement offerings; and

●	an aggregate of 6,666 Common Shares issuable upon the exercise of outstanding pre-funded warrants to purchase Common Shares, at exercise prices of CAD$0.003 per Common Share.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 655,000 Common Shares directly to certain investors pursuant to this prospectus supplement and the accompanying prospectus. The Common Shares are registered under Section 12 of the Exchange Act and are traded on Nasdaq under the symbol “IMCC”. No other securities of the Company are registered under Section 12 of the Exchange Act. The following description of our Common Shares is a summary of the material terms of such securities. For more information, we refer you to our Articles, a copy of which was filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2025.

Authorized Capital Stock

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of September 23, 2026, the Company had 992,494 Common Shares issued and outstanding.

Common Shares

The holders of our Common Shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our Common Shares are entitled to receive dividends as and when declared by our board of directors. Subject to the rights of the registered holders of the preferred shares, in the event of the liquidation, dissolution or winding-up or other distribution of the assets of the Company among its shareholders for the purpose of winding up the affairs of the Company, whether voluntary or involuntary, the registered holders of the Company’s Common Shares are entitled to share, pari passu, on a share for share basis, in the distribution of the remaining property or assets of the Company. There are no pre-emptive, redemption, purchase or conversion rights attaching to our Common Shares. There are no sinking fund provisions applicable to our Common Shares. The Common Shares offered in this offering, upon payment and delivery in accordance with the securities purchase agreements, will be fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. Its address is 510 Burrard St., 3rd Floor, Vancouver, British Columbia, V6C 3B9 and its telephone number is 1-800-564-6253.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 655,000 Common Shares. The Common Shares are being sold directly to certain accredited investors pursuant to a securities purchase agreement dated September 23, 2026.

The Common Shares are being sold at a purchase price of US$2.00 per share.

The Common Shares were offered directly to the investors without a placement agent, underwriter, broker or dealer.

We currently anticipate that the closing of the sale of the Common Shares will take place on September 24, 2026.

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. Its address is 510 Burrard St., 3rd Floor, Vancouver, British Columbia, V6C 3B9 and its telephone number is 1-800-564-6253.

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “IMCC.”

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Canadian law will be passed upon for us by Boughton Law Corporation, Vancouver, British Columbia, Canada.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the years ended December 31, 2025 and 2024 have been so incorporated in reliance on the report of Fahn Kanne & Co. Grant Thornton Israel, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of IM Cannabis Corp. incorporated by reference in IM Cannabis Corp.'s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of British Columbia, Canada. Service of process upon us and upon our directors and officers named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Canada, Boughton Law Corporation, that it may be difficult to assert U.S. securities law claims in original actions instituted in Canada. Canadian courts may refuse to hear a claim based on a violation of U.S. securities laws because Canada is not the most appropriate forum to bring such a claim. In addition, even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law.

Subject to specified time limitations and legal procedures, Canadian courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Canada;

•	the judgment is final and is not subject to any right of appeal;

•	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Canadian courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the liabilities under the judgment are enforceable according to the laws of British Columbia, Canada and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in British Columbia, Canada nor likely to impair the security or sovereignty of British Columbia, Canada;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any British Columbia court at the time the lawsuit is instituted in the foreign court; and

•	the judgment is enforceable according to the laws of British Columbia, Canada and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by a British Columbia court, it generally will be payable in Canadian currency, which can then be converted into non-Canadian currency and transferred out of Canada. The usual practice in an action before a British Columbia court to recover an amount in a non-Canadian currency is for the British Columbia court to issue a judgment for the equivalent amount in Canadian currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of a British Columbia court stated in Canadian currency ordinarily will be linked to the Canadian consumer price index plus interest at the annual statutory rate set by British Columbia regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K filed on March 31, 2026, April 6, 2026, April 10, 2026, May 7, 2026, May 13, 2026 (excluding the section titled “Management Commentary” of Exhibit 99.1, Exhibit 99.4 and Exhibit 99.5 thereto) and June 3, 2026, June 9, 2026, June 18, 2026, July 1, 2026, July 27, 2026, August 7, 2026, August 13, 2026 (excluding Exhibit 99.4 and Exhibit 99.5 thereto), August 17, 2026, August 18, 2026, August 27, 2026, September 2, 2026, September 23, 2026 and September 23, 2026; and,

●	The description of our securities contained in our Form 40-FR12B (File No. 001-40065), filed with the SEC on February 12, 2021, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Beit Hakshatot, Kibutz Glil-Yam, Israel, 4690500, Tel: +972-54-2815033; Attention: Asi Levi.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a British Columbia company and are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. Further, our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and for so long as we remain a foreign private issuer incorporated in Canada and subject to National Instrument 55-104 in Canada, our directors, officers and principal shareholders are exempt from the reporting provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://www.imcannabis.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus supplement is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

$50,000,000

IM CANNABIS CORP.

Common Shares
Warrants
Units

We may offer and sell from time to time in one or more offerings up to the total amount of $50,000,000 of our common shares, no par value per share, or Common Shares, or Common Shares purchase warrants, or warrants, or units comprising a combination of Common Shares and warrants. We refer to the Common Shares, warrants, and Common Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Common Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “IMCC.” On June 25, 2025, the last reported sale price of our Common Shares on Nasdaq was $2.77 per share. Our Common Shares previously traded on the Canadian Securities Exchange, or CSE, under the symbol “IMCC” from November 5, 2019 until June 2, 2025.

On June 26, 2025, the aggregate market value of our Common Shares held by non-affiliates was approximately $15,889,843 based on 4,044,812 Common Shares outstanding and a per share price of $6.20 based on the closing sale price of our Common Shares on May 30, 2025. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar months period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 4.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Common Shares, warrants or units comprising a combination of Common Shares and warrants in one or more offerings. We sometimes refer to the Common Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated, all references to “we,” “us,” “our,” the “Company”, “Corporation”, “Group” and “IMC” refer to IM Cannabis Corp. and its consolidated subsidiaries.

Our reporting currency is the Canadian dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to: (i) “dollars” or “CAD” or “$” are to Canadian dollars; and (ii) “USD” or “US$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

This prospectus contains trademarks, trade names and service marks, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

We report our financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB.

ABOUT OUR COMPANY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference.

We are an international cannabis company currently dedicated to providing medical cannabis products to medical patients in Israel and Germany, two key players in the global medical cannabis industry. Following the partial legalization of cannabis in Germany on April 1, 2024, the cannabis market has experienced rapid growth, especially within the medical sector, as access for new patients has become easier. The trend is expected to continue as new users enter the market. IM Cannabis has shifted its focus and resources to concentrate on the burgeoning cannabis market in Germany, where the Company is poised for significant growth. The Company leverages a transnational ecosystem powered by a unique data-driven approach and a globally sourced product supply chain. With an unwavering commitment to responsible growth and adherence to the strictest regulatory environments, the Company strives to amplify its commercial and brand power to become a leading global provider of high-quality cannabis.

Activities in Israel

In Israel, the Company imports, distributes and sells medical cannabis to local medical patients by operating medical cannabis retail pharmacies, online platforms, distribution center and logistical hubs operating through I.M.C. Holdings Ltd.’s, or IMC Holdings’, subsidiaries, leveraging proprietary data and patient insights. The Company also preserves its existing proprietary genetics with third-party cultures facilities in Israel.

We continue to expand IMC brand recognition in Israel and supply the growing Israeli medical cannabis market with our branded products. The Company offers medical cannabis patients a rich variety of high-end medical cannabis products through strategic alliances with suppliers supported by a highly skilled sourcing team. In addition to the benefits of the Group’s long-term presence in Israel, we believe that with our strong sourcing infrastructure in Israel, and advanced product knowledge, regulatory expertise and strong commercial partnerships, the Company is well-positioned to address the ongoing needs and preferences of medical cannabis patients in Israel and also to partially support the increased medical cannabis users’ needs in Germany.

Throughout 2024 and the first half of 2025, the company implemented several strategic measures in Israel to enhance operational efficiency, reduce costs, and improve overall business performance. These initiatives included optimizing logistics and distribution, streamlining workforce and facilities, and adapting to challenges arising from geopolitical events. Key actions taken during the year include:

•	We began working with a new processing facility to improve gross margin and enhance business flexibility.

•	Reducing shipping and distribution costs through efficiency measures, service provider replacements, and outsourcing.

•	Streamlining operations by reducing headcount and closing the trading house to optimize costs.

•	Addressing higher costs and operational challenges due to flight disruptions caused by the multi-front conflict Israel is facing, which began in October 2023.

The Company is also operating in the retail segment. The Company, through IMC Holdings, holds two licensed pharmacies, each selling medical cannabis products to patients: (i) Revoly Trading and Marketing Ltd., also known as “Vironna”, a leading pharmacy in the Arab consumer segment, and (ii) R.A. Yarok Pharm Ltd., or Pharm Yarok, the largest pharmacy in the Sharon plain area and a call center in the country. Vironna and Pharm Yarok are collectively referred herein as the "Israeli Pharmacies".

The Company also operates a home-delivery services and an online retail platform, under the name “Pharm Yarok”, which includes a customer support service center.

The operation in the retail segment in Israel positions IM Cannabis as a large distributor of medical cannabis in Israel. We are strategically focused on establishing and reinforcing a direct connection with medical cannabis patients, providing direct access to IM Cannabis products, obtaining and leveraging market data and gaining a deeper understanding of consumer preferences. The operation of the Israeli Pharmacies allows the Company to increase purchasing power with third-party product suppliers, offers potential synergies with our established call center and online operations, achieve higher margins on direct sales to patients, and creates the opportunity for up-sales across a growing range of products.

Activities in Germany

IMC has been operating though Adjupharm, its German subsidiary, since 2019, building the foundation needed to drive growth after the April 2024 legalization. We believe that our strong sourcing infrastructure in Israel, powered by advanced product knowledge and regulatory expertise, gives us a competitive advantage in the growing German market. This is based on the premise that the German and Israeli markets share a number of common attributes such as robust commercial infrastructure, highly developed digital capabilities, favourable demographics and customer preferences.

The Company’s focus in Germany is to import cannabis from its supply partners, which are then sold through our own IMC branded products, as well as exclusive ultra premium Canadian cannabis brands, with which we have signed strategic licensing agreements.

In 2024 and in the first half of 2025, the company focused on building a unique supply chain tailored to the Group's needs in Germany. This process leveraged the extensive knowledge and experience gained in Israel, ensuring its effective implementation in the German market.

Our German operations are underpinned by the German Logistics Center, which is a state-of-the-art warehouse and EU-GMP production facility in Germany with all the necessary licenses to engage in additional production, cannabis testing and release activities. Adjupharm can repackage bulk cannabis, perform stability studies and offer such services to third parties.

Corporate Information

We were incorporated on March 7, 1980 as Nirvana Oil & Gas Ltd, under the laws of the Province of British Columbia, Canada, pursuant to the Business Corporations Act (British Columbia), or BCBCA. We changed our name to “Nirvana Industries Ltd.” on October 6, 1986; then to “Consolidated Nirvana Industries Ltd.” on February 22, 1989; then to “Navasota Resources Ltd.” on June 2, 1995; then to “Anglo Aluminum Corp.” on January 25, 2010; then to “Navasota Resources Inc.” on July 12, 2013 and to our current name “IM Cannabis Corp.” on October 4, 2019”. Our common shares are listed for trade on Nasdaq under the symbol “IMCC”. Our Common Shares previously traded on the Canadian CSE, under the symbol “IMCC” from November 5, 2019 until June 2, 2025.

Our head offices are located at Kibutz Glil Yam, Israel and our registered offices are located at 833 Seymour Street, Suite 3606, Vancouver, British Columbia, V6B 0G4, Canada. Our telephone number is +972-544-331-111. Our website address is https://www.imcannabis.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to our Operations in Israel

The Group is vulnerable to the political, economic, legal, social, regulatory, and military conditions affecting Israel and the Middle East that could have a material adverse effect on the Group’s business, results of operations, financial condition and prospects

The Group is vulnerable to the political, economic, legal, regulatory, and military conditions affecting Israel and the Middle East. Armed conflicts between Israel and its neighboring countries and territories occur periodically in the region and may adversely affect the Group’s business, results of operations and financial condition. In addition, the Group may be adversely affected by other events or factors affecting Israel such as the interruption or curtailment of trade between Israel and its trading partners, or any restrictions or pressure on the Group’s partners or customers or others to prevent or discourage them from doing business activities with Israel or Israeli businesses, a significant downturn in the economic or financial condition of Israel, a significant downgrading of Israel’s internal credit rating, labour disputes and political instability, including riots, uprisings and government failures. Restrictive laws or policies directed towards Israel or Israeli businesses could have a material adverse effect on the Group’s business, results of operations, financial condition and prospects.

From April 2019 until March 2021, Israel held four general elections as efforts to compose and approve a new government failed to find lasting success. As a result, the Israeli government was unable to pass a budget for fiscal year 2021 and many legislative matters were delayed. In December of 2022, Israel’s new government took office as a result of a coalition of six political parties; however, the continued uncertainty surrounding future elections and/or the results of such elections in Israel may continue. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, the Group’s business, financial condition, results of operations and prospects.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm the Group’s results of operations, and could make it more difficult for us to raise capital. Parties with whom the Group does business may decline to travel to Israel during periods of heightened unrest or tension, forcing the Group to make alternative arrangements when necessary, in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Furthermore, under Israeli law, citizens and permanent residents of Israel are obligated to perform military reserve duty for extended periods of time and are subject to being called to active duty at any time under emergency circumstances. In response to increased hostilities, there have been periods of significant call-ups of military reservists. It is possible that there will be additional call-ups in the future, which may include officers and key personnel of the Group’s, which could disrupt business operations for a significant period of time. Two of our employees have been called up as of October 7, 2023, none of whom are members of management.

On October 7, 2023, a war between the terror organization Hamas and Israel began, or the Iron Swords War, and has led to heightened security concerns and economic instability in Israel. There remains significant uncertainty regarding the duration and escalation of the conflict, and further military actions, restrictions, or government-imposed measures could adversely affect our operations and financial condition.

The Iron Swords War has had an impact on the Company's business operations, which may or may not continue in the short and long term. The Company has experienced interruptions affecting various aspects of its business, including related to employees, supplies, imports and sales. In addition, as a result of the Iron Swords War, legislative measures in Israel related to medical cannabis reform, which was initially set to commence on December 29, 2023, were postponed. While the reform eventually came into effect on April 1st, 2024, the healthcare system in Israel has experienced significant bureaucratic challenges, including delays in renewing existing prescriptions and in issuing new prescriptions for medical cannabis patients. These administrative disruptions have directly impacted patient access to products and, consequently, affected the Company’s local sales and distribution activities

Other regional hostilities, since October 7, 2023, have concurrently become more pronounced. This includes and has included a northern front war between Israel and Hezbollah and continued conflict with the Houthi Movement in Yemen. Such potential disruption to our operations may include certain delays and diversions of the import of certain components for manufacturing and production as a result of reduced air travel and the attacks on container ships on the Red Sea route by the Iranian-backed Houthi Movement.

In April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel. On June 13, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a strike directly targeting military and nuclear infrastructure inside Iran aimed to disrupt Iran’s capacity to coordinate or launch further hostilities against Israel, as well as disrupt its nuclear program. On June 13, 2025, a full-scale war has erupted between Israel and Iran, or the Iran War. On June 21, 2025, the United States military conducted targeted air strikes against three nuclear sites within Iran and on June 23, 2025 Iran retaliated against U.S. interests in the region. Hostilities between Iran and Israel and the United States may further escalate, which could create significant volatility in the global economy as well as disruptions to global supply chains. Additionally, in light of the national emergency declared by the Israeli government, the Company operated according to the government’s emergency guidelines, which significantly limited its operational capacity, until a ceasefire came into effect on June 24, 2025.

Until the ceasefire went into effect, Israel’s airspace and commercial ports closure severely impacted logistics and the Company’s ability to receive goods and raw materials from overseas. As a result, certain shipments and deliveries of certain components for manufacturing and production were significantly delayed or diverted, leading to supply limitations and delayed shipments to customers.

The intensity and duration of the multi-front conflict are difficult to predict, as are such conflict’s economic implications on the Company’s business and operations and on Israel’s economy in general. The potential deterioration of Israel’s economy, as a direct and indirect result of these events, may have a material adverse effect on the Company and its ability to effectively conduct its operations.

Risks Related to the Ownership of our Securities

We may be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in the current taxable year or become a PFIC in the future. There generally would be negative tax consequences for U.S. taxpayers that are holders of the Common Shares if we are a PFIC.

We believe that we may have been a PFIC for the tax year ended December 31, 2024. Based on current business plans and financial expectations, there is a possibility that we will be classified as a PFIC for the current tax year and we may continue to be treated as a PFIC in the future. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of the Common Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds the Common Shares, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the Common Shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the Common Shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenues Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a QEF or mark-to-market election. U.S. taxpayers that have held the Common Shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold the Common Shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. taxpayers that hold the Common Shares are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the Common Shares in the event that we are a PFIC (see “Item 10.E. Taxation–Certain Material U.S. Federal Income Tax Considerations--Passive Foreign Investment Company (“PFIC”) Rules”, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, for additional information).

Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our common shares, negatively impact the price of our common shares and negatively impact our ability to raise additional capital.

On April 9, 2025, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC, or Nasdaq, notifying us that we are not in compliance with Nasdaq Listing Rule 5550(b), or the Stockholders’ Equity Requirement, which requires us to maintain a minimum of $2.5 million in stockholders’ equity, $35 million market value of listed securities, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

On May 23, 2025, we submitted a plan to regain compliance, or the Compliance Plan. Based on the Compliance plan, on June 25, 2025, we received a letter from Nasdaq, notifying us the Nasdaq has determined to grant us with an extension of time to regain compliance with the Stockholder’s Equity Requirement until October 6, 2025. If we fail to evidence compliance by the required deadline, we may be subject to delisting. At that time, we may appeal Staff’s determination to a Hearings Panel.

We intend to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that we will ultimately regain compliance with all applicable requirements for continued listing.

Neither the Nasdaq Letter nor our noncompliance have an immediate effect on the listing or trading of our common shares, which will continue to trade on Nasdaq under the symbol “IMCC”.

If, for any reason, Nasdaq should delist our common shares from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

•	The liquidity of our common shares;
•	the market price of our common shares;
•	our ability to obtain financing for the continuation of our operations;
•	the number of institutional and general investors that will consider investing in our common shares;
•	the number of investors in general that will consider investing in our common shares;
•	the number of market makers in our common shares;
•	the availability of information concerning the trading prices and volume of our common shares; and
•	the number of broker-dealers willing to execute trades in shares of our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, and other Canadian, Federal and Israeli securities laws. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2025.

You should read this table in conjunction with the items titled “Management’s Discussion and Analysis for the three months ended March 31, 2025” and “Interim Consolidated Financial Statements for the three months ended March 31, 2025” as furnished to the SEC as Exhibit 99.3 and Exhibit 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K on May 15, 2025, which are incorporated by reference herein.

Canadian dollars in thousands	As of March 31, 2025
Cash and cash equivalents	$1,389
Debt:
Bank loans and credit facilities	7,669
Convertible debt	2,042
Total debt	$9,711
Shareholders’ equity:
Share capital and share premium	265,000
Capital reserve from translation differences of foreign operations	(1,502)
Conversion feature related to convertible debentures	297
Capital reserve from share-based payment transactions	158
Accumulated deficit	(258,629)
Total equity	$5,234
Total capitalization	$15,035

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, and volume of incoming shipments, supply availability, inventory needs, evolving market conditions, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Common Shares, warrants to purchase Common Shares or units comprising a combination of Common Shares and warrants.

In this prospectus, we refer to the Common Shares and warrants to purchase Common Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

General

Except as otherwise stated, the information in this Description of Securities is provided as of the date of the prospectus. The following summary does not purport to be complete. The summary is subject to and qualified by the Articles of the Company, or the Articles. Additionally, the BCBCA, as amended, also affects the terms of our share capital.

As of June 26, 2025, our authorized share capital consisted of an unlimited number of Common Shares, of which 4,044,812 Common Shares were issued and outstanding as of such date.

Share Capital

The Common Shares are registered under Section 12(b) of the Securities Exchange Act and trade on Nasdaq under the symbol “IMCC”.

The following is a summary of the rights, privileges, restrictions and conditions attached to the Common Shares.

Meeting and Voting Rights, Preferences, and Restrictions

Holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, to attend such meeting and on a vote by show of hands, are entitled to one vote on a matter at such meeting and, on a poll, are entitled to one vote in respect of each Common Share held by that shareholder, and may exercise that vote either in person or by proxy. Holders of Common Shares are also entitled to receive on a pro rata basis such dividends, if any, as and when declared by the board of directors of the Company, or the Board, at its discretion from funds legally available therefor and upon the liquidation, dissolution, or winding up of the Company are entitled to receive on a pro rata basis, the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority. Common Shares do not carry any pre-emptive, subscription, redemption, conversion rights, sinking fund provisions, liability to further capital calls by the Company, or provisions discriminating against any existing or prospective holder of Common Shares as a result of such shareholder owning a substantial number of Common Shares.

The rights of shareholders of the Company may be altered only with the approval of the holders of a majority of the Common Shares voted at a meeting of the Company’s shareholders called and held in accordance with the Articles and applicable law.

Pre-emptive Rights

Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.

Transferability

There are no conditions imposed by the Articles governing changes in the capital where such conditions are more significant than is required by the corporate laws of the Province of British Columbia for as long as the Company is a public company. Otherwise, Section 25.3 of the Articles provides that if the Company ceases to be a public company and statutory reporting company provisions do not apply, no share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Action(s) to change Rights attaching to our Common Shares

Subject to the BCBCA, the Company may by ordinary resolution (i) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued, or (ii) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued. An “ordinary resolution” is defined in the BCBCA and means (i) a resolution passed at a meeting by a simple majority of the votes cast by shareholders at the meeting, or (ii) a resolution consented to in writing by the shareholders that would have been entitled to vote at a meeting of the shareholders on such resolution carrying at least a two thirds of the votes entitled to be cast on such resolution.

Change in Control Restrictions

There are no provisions in the Company’s constating documents or under applicable corporate law that would have the effect of delaying, deferring or preventing a change in the control of the Company, or that would operate with respect to any proposed merger, acquisition or corporate restructuring involving the Company or any of its subsidiaries.

Ownership Disclosure Threshold

For as long as the Company remains a reporting issuer (as defined under the Securities Act (British Columbia)), there are no provisions in the Company’s constating documents or under applicable corporate law requiring share ownership to be disclosed. Securities legislation in Canada requires that shareholder ownership (as well as ownership of an interest in, or right or obligation associated with, a related financial instrument of a security of the Company) must be disclosed once a person becomes a reporting insider as such term is defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions, which includes any person who beneficially owns or has control or direction over, directly or indirectly, securities of a reporting issuer carrying more than 10% of the voting rights attached to all the reporting issuer’s outstanding voting securities on a partially diluted basis. This threshold is higher than the 5% threshold under U.S. securities legislation at which stockholders must report their share ownership.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. Its address is 510 Burrard St., 3rd Floor, Vancouver, British Columbia, V6C 3B9 and its telephone number is 1-800-564-6253. The United States co-transfer agent of the Company is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004-1561.

Competition Act

Limitations on the ability to acquire and hold our Common Shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition, or the Commissioner. Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in us, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year following completion of an acquisition, to challenge this type of acquisition before the Canadian Competition Tribunal if the Commissioner believes it would, or would be likely to, prevent or lessen competition substantially in any market in Canada.

Investment Canada Act

The following discussion summarizes the principal features of the Investment Canada Act (Canada) for a non-resident who proposes to acquire Common Shares. The discussion is general only; it is not a substitute for independent legal advice from an investor's own advisor; and it does not anticipate statutory or regulatory amendments.

There are no limitations under the BCBCA, the law of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company, except that the Investment Canada Act (Canada) may require that a “non-Canadian” not acquire “control” of the Company without prior review and approval by the Minister of Innovation, Science and Economic Development, where applicable thresholds are exceeded. The acquisition of one-third or more of the voting shares of the Company would give rise a rebuttable presumption of an acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would be deemed to be an acquisition of control.

In addition, the Investment Canada Act provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. “Non-Canadian” generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

In 2009, amendments were enacted to the Investment Canada Act (Canada) concerning investments that may be considered injurious to national security. If the Minister of Innovation, Science and Industry has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister of Innovation, Science and Industry may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Canada Act (Canada). The Minister of Innovation, Science and Industry has published guidelines that provide an open-ended list of factors that may be considered in determining whether an investment may be “injurious to national security”. These include the potential effects of the investment on the transfer of sensitive technology (including biotechnology) that may have military, intelligence, or dual military/civilian applications.

Certain transactions, except those to which the national security provisions of the Investment Canada Act (Canada) may apply, relating to Common Shares are exempt from the Investment Canada Act (Canada), including:

(a) acquisition of Common Shares by a person in the ordinary course of that person's business as a trader or dealer in securities,

(b) acquisition of control of the Corporation in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Canada Act (Canada), and

(c) acquisition of control of the Corporation by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of the Corporation, through the ownership of Common Shares, remained unchanged.

See “Item 10.E.-Taxation” for additional information regarding the material U.S. and Canadian federal income tax consequences relating to the ownership and disposition of our Common Shares by Non-Canadian Holders (as defined therein) in our most recent Annual Report on Form 20-F.

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find the Corporation and our Common Shares less attractive because we are governed by Canadian laws.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	exchange distributions and/or secondary distributions;
•	the number of securities purchasable upon exercise of the warrants;
•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;
•	the date, if any, on and after which the warrants and the related securities will be separately transferable;
•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	the manner in which the warrants may be exercised, which may include by cashless exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of Common Shares issuable upon exercise of the warrants;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of the material Canadian and U.S. income tax considerations applicable to the issuance or exercise of such warrants;
•	the anti-dilution and adjustment of share capital provisions of the warrants, if any;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and
•	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Common Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•	the terms of the units and of the Common Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Report of Foreign Private Issuer on Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of securities to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $85,655 which at the present time include the following categories of expenses:

SEC registration fee	$7,655
Printer fees and expenses	$500
Legal fees and expenses	$40,000
Accounting fees and expenses	$35,000
Miscellaneous	$2,500
Total	$85,655

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Canadian law will be passed upon for us by Boughton Law Corporation, Vancouver, British Columbia, Canada.

EXPERTS

The consolidated financial statements as of December 31, 2024 and for the year then ended incorporated in this prospectus have been so incorporated in reliance on the report of Fahn Kanne & Co. the Israeli member firm of Grant Thornton International Ltd, an independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of IM Cannabis Corp. incorporated by reference in IM Cannabis Corp.'s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1B to the consolidated financial statements), incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of British Columbia, Canada. Service of process upon us and upon our directors and officers named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Canada, Boughton Law Corporation, that it may be difficult to assert U.S. securities law claims in original actions instituted in Canada. Canadian courts may refuse to hear a claim based on a violation of U.S. securities laws because Canada is not the most appropriate forum to bring such a claim. In addition, even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law.

Subject to specified time limitations and legal procedures, Canadian courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Canada;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Canadian courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●
the liabilities under the judgment are enforceable according to the laws of British Columbia, Canada and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in British Columbia, Canada nor likely to impair the security or sovereignty of British Columbia, Canada;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any British Columbia court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of British Columbia, Canada and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by a British Columbia court, it generally will be payable in Canadian currency, which can then be converted into non-Canadian currency and transferred out of Canada. The usual practice in an action before a British Columbia court to recover an amount in a non-Canadian currency is for the British Columbia court to issue a judgment for the equivalent amount in Canadian currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of a British Columbia court stated in Canadian currency ordinarily will be linked to the Canadian consumer price index plus interest at the annual statutory rate set by British Columbia regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Reports of Foreign Private Issuer on Form 6-K filed on April 3, 2025, April 11, 2025, May 5, 2025, May 6, 2025, May 7, 2025, May 15, 2025, May 27, 2025, May 28, 2025; and

●
The description of our securities contained in our Form 40-FR12B (File No. 001-40065), filed with the SEC on February 12, 2021, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Reports of Foreign Private Issuer on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Reports of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Beit Hakshatot, Kibutz Glil-Yam, Israel, 4690500 , Tel: +972-54-2815033; Attention: Adv Michal Lebovitz Nissimov.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a British Columbia company and are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://www.imcannabis.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

IM CANNABIS CORP.

655,000 Common Shares

PROSPECTUS SUPPLEMENT

September 23, 2026